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                                                                     EXHIBIT 8.1


                   [SIMPSON THACHER & BARTLETT LETTERHEAD]



                                                     August 8, 1997

                       Re: Offer to Exchange Registered Floating Rate Capital Securities for the Outstanding Unregistered Floating Rate Capital Securities

Star Banc Corporation
425 Walnut Street
Cincinnati, Ohio  45202

Star Capital I
c/o Star Banc Corporation
425 Walnut Street
Cincinnati, Ohio  45202

Ladies and Gentlemen:

               We have acted as special United States federal income tax counsel ("Tax Counsel") to Star Banc Corporation, a bank holding company organized under the laws of the State of Ohio (the "Company"), and Star Capital I, a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing by the Company and the Trust with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering the exchange (referred to collectively herein as the "Exchange"), of: (i) up to $150,000,000 aggregate liquidation amount of Floating Rate Capital Securities (the "New Capital Securities"), which will
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Star Banc Corporation                 -2-                         August 8, 1997



have been registered under the Securities Act pursuant to the Registration Statement, for a like liquidation amount of the Trust's outstanding Floating Rate Capital Securities (the "Old Capital Securities"); (ii) the Company's guarantee (which is set forth in the Guarantee Agreement, dated as of June 8, 1997, between the Company and The First National Bank of Chicago, as trustee (the "Old Guarantee Trustee")), of the payment of distributions and payments upon liquidation or redemption of the Trust Securities (the "Old Guarantee") for a like guarantee (which will be set forth in a new Guarantee Agreement between the Company and The First National Bank of Chicago, as trustee (the "New Guarantee Trustee")) of the Trust Securities (the "New Guarantee"), which will have been registered under the Securities Act pursuant to the Registration Statement; and (iii) all of the Company's outstanding Floating Rate Junior Subordinated Debentures (the "Old Junior Subordinated Debentures") for a like aggregate principal amount of Floating Rate Junior Subordinated Debentures (the "New Junior Subordinated Debentures"), which will have been registered under the Securities Act pursuant to the Registration Statement.

               All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

               In delivering this opinion letter, we have reviewed and relied upon: (i) the Registration Statement; (ii) the
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Star Banc Corporation                 -3-                         August 8, 1997



Indenture, dated as of June 8, 1997 (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Indenture Trustee"); (iii) forms of the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures; (iv) the Amended and Restated Declaration of Trust, dated as of June 8, 1997 (the "Declaration"), among the Company, as Depositor, The First National Bank of Chicago, as the initial Property Trustee, First Chicago Delaware Inc., as the initial Delaware Trustee and the Regular Trustees named therein; (v) the Old Guarantee and a form of the New Guarantee; and (vi) forms of the Trust Securities. Further, we have relied upon certain other statements and representations contained in the Company's letter of representation dated June 8, 1997. We also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Trust and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

               In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed that (i) the transactions related to the original issuance of the Old Junior Subordinated Debentures, the Old Capital Securities and the
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Star Banc Corporation                 -4-                         August 8, 1997



Common Securities were consummated in accordance with the terms of the documents and forms of documents described herein and (ii) the Exchange will be consummated in accordance with the terms of such documents and forms of documents.

               On the basis of the foregoing and assuming that the Trust was formed and will be maintained in compliance with the terms of the Declaration, we hereby confirm (i) our opinions set forth in the Registration Statement under the caption "Certain United States Federal Income Tax Consequences" and (ii) that, subject to the qualifications set forth therein, the discussion set forth in the Registration Statement under such caption is an accurate summary of the United States federal income tax matters described therein.

               We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Trust Securities or transactions of the type described herein and that our opinion is not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. Nevertheless, we believe that if challenged, the opinions we express herein would be sustained by a court with jurisdiction in a properly presented case.
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Star Banc Corporation                 -5-                         August 8, 1997



               Our opinion is based upon the Code, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

               We are admitted to practice law only in the State of New York and the opinions we express herein are limited solely to matters governed by the federal law of the United States.
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Star Banc Corporation                 -6-                         August 8, 1997



               We hereby consent to the use of this opinion for filing as
Exhibit 8.1 to the Registration Statement and the use of our name in the Registration Statement under the captions "Certain United States Federal Income Tax Consequences" and "Legal Matters".

                                        Very truly yours,



                                        /s/ SIMPSON THACHER & BARTLETT
                                        SIMPSON THACHER & BARTLETT